Exhibit 10.1

AMENDMENT NUMBER 1
To The Unsecured Promissory Note
By and Between
Claimsnet.com Inc.
And National Financial Corporation

This Amendment Number 1 is made to that certain Unsecured Promissory Note (“Note”) made and entered into by and between Claimsnet.com Inc. and National Financial Corporation dated December 12, 2007.

The provisions set forth herein shall be deemed to modify and replace those provisions of the Note as specifically set forth. All other provisions of the Note shall remain in full force and effect.

The parties desire to change the Maturity Date to On Demand.

The parties desire to change the Annual Interest Rate on Unpaid Principal to five percent (5%).

AGREED and entered into as of March 20, 2008.

CLAIMSNET.COM INC.
a Delaware corporation

By:
/s/ Don Crosbie
Don Crosbie
Chief Financial Officer

NATIONAL FINANCIAL CORPORATION

By:
/s/ J.R. Schellenberg
J.R. Schellenberg